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                                                                      Exhibit 21

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                         SUBSIDIARIES OF THE REGISTRANT


                                                               State or other
                                                               jurisdiction of
                                                               incorporation
Subsidiary                                                     or organization
----------                                                     ---------------

Advanced Structures, Inc.                                      Ohio

Anthony & Sylvan Pools Corporation                             Ohio

Compool, Inc.                                                  Ohio

ENPAC Corporation                                              Delaware

EPPS, Ltd.                                                     Mauritius

Essef Manufacturing FSC, Inc.                                  U.S. Virgin Islands

Euroimpex SpA                                                  Italy

General Aquatics Corporation                                   Ohio

Pac-Fab, Inc.                                                  Delaware

Purex Pool Systems                                             Delaware

Sanford Technology Corporation                                 North Carolina

Structural Europe N.V.                                         Belgium

Structural Iberica S.A.                                        Spain

Structural India Private, Ltd.                                 India
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